China Shen Zhou Mining & Resources, Inc. Announces Financial Results for the First Quarter Ended March 31, 2010

(All figures are in U.S. dollars)

Press Release Source: China Shen Zhou Mining & Resources, Inc. On Friday May 14, 2010, 8:00 am EDT

BEIJING, May 14 /PRNewswire-Asia-FirstCall/ -- China Shen Zhou Mining & Resources, Inc. (NYSE Amex: SHZ) ("China Shen Zhou", or the "Company"), a leading Company engaged in the exploration, development, mining and processing of fluorite, zinc, lead, copper, and other nonferrous metals in China, today announced the financial results for the first quarter ended March 31, 2010.

First Quarter 2010 Highlights:

Total net revenues increased by 50% in the first quarter of 2010 as compared to the same period in 2009 to US$0.9 million from US$0.6 million.

Net loss attributable to the Company and subsidiaries decreased by 66.7% in the first quarter of 2010 as compared to the same period in 2009 to US$0.8 million from US$2.4 million.

Net Loss from operations decreased by 23.1% in the first quarter of 2010 as compared to the same period in 2009 to US$1 million from US$1.3 million.

Basic and diluted net losses per share from continuing operations was US$0.02 in the first quarter of 2010 and US$0.10 as compared to the first quarter of 2009.

"Although we had net loss in the first quarter of 2010, the net loss number was significantly less as compared with the same period of 2009," said Ms. Xiaojing Yu, the Chairwoman and CEO of the Company. "The production situation of our subsidiaries met expectations and the price of fluorite ore and nonferrous metals were steady. Thus we are very confident in carrying out the operational plan of the full year of 2010."

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc., through its subsidiary, American Federal Mining Group ("AFMG"), is engaged in the exploration, development, mining, and processing of fluorite and nonferrous metals such as zinc, lead and copper in China. The Company has the following principal areas of interest in China: (a) fluorite extraction and processing in the Sumochaganaobao region of Inner Mongolia; (b) zinc/copper/lead exploration, mining and processing in Wulatehouqi of Inner Mongolia; and (c) zinc/copper exploration, mining and processing in Xinjiang.

For more information, please visit http://www.chinaszmg.com/

Safe Harbor Statement

Certain of the statements made in the press release constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward- looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, fluctuation in mineral prices, risks associated with exploration and mining operations, and the potential of securing additional mineral resources, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

In China:
Fulun Song
Office of the Board of Directors
China Shen Zhou Mining & Resources, Inc.
Tel:   +86-10-8890-9976
Fax:   +86-10-8890-6927
Email: investors@chinaszky.com
Web:   http://www.chinaszmg.com

In the U.S.:
David Elias
Investor Relations
DME Capital LLC
Tel:   +1-516-967-0205
Email: dave@dmecapital.com

Financial Tables Follow

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$869	$333
Accounts receivable, net	272	302
Other deposits and prepayments, net	1,080	855
Inventories	5,433	3,721
Restricted assets	732	740
Total current assets	8,386	5,951

Prepayment for office rent	230	280
Available for sale investment	146	146
Property, machinery and mining assets, net	34,359	34,902
Total assets	$43,121	$41,279

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,546	$4,694
Short term bank loans	3,160	3,603
Other payables and accruals	9,181	6,667
Taxes payable	351	333
Total current liabilities	17,238	15,297

Due to related parties	2,281	2,297
Total liabilities	19,519	17,594
STOCKHOLDERS' EQUITY:
Common stock ($0.001 par value; 50,000,000 shares authorized; 27,974,514 shares and 27,214,514 shares issued and outstanding as of March 31, 2010 and December 13, 2009 respectively	$28	$27
Additional paid-in capital	29,270	28,518
Statutory reserves	1,672	1,672
Accumulated other comprehensive income	3,819	3,839
Accumulated deficit	(11,153)	(10,342)
Stockholders' equity - China Shen Zhou Mining & Resources, Inc. and Subsidiaries	23,636	23,714
Noncontrolling interest	(34)	(29)
Total stockholders' equity	23,602	23,685
Total liabilities and stockholders' equity	$43,121	$41,279

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2010	2009
	(Unaudited)	(Unaudited)

Net revenue	$921	$619
Cost of sales	848	557
Gross profit	73	62

Operating expenses:
Selling and distribution expenses	13	4
General and administrative expenses	1,078	1,392
Total operating expenses	1,091	1,396

Net loss from operations	(1,018)	(1,334)

Other income (expense):
Interest expense	(86)	(962)
Other, net	288	96
Total other income (loss)	202	(866)

Loss from continuing operations before income taxes	(816)	(2,200)

Income tax expenses	-	-

Loss from continuing operations	(816)	(2,200)

Discontinued operations :
Loss from operations of discontinued component, net of taxes	-	(158)
Loss from discontinued operations	-	(158)

Net loss	(816)	(2,358)
Less: Noncontrolling interests attributable to the noncontrolling interests	5	(22)
Net loss - attributable to China Shen Zhou Mining & Resources, Inc. and Subsidiaries	(811)	(2,380)

Other comprehensive income:
Foreign currency translation adjustments	(20)	191
Comprehensive loss	$(831)	$(2,189)

Net loss per common share - basic and diluted
From continuing operations	(0.02)	(0.10)
From discontinued operations	-	(0.01)
	$(0.02)	$(0.11)

Weighted average common shares outstanding
- Basic and Diluted	27,762	22,215

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share data)

	For the Three Months Ended
	March 31,
	2010	2009
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(811)	$(2,380)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from operations of discontinued component, net of income tax benefits	-	158
Depreciation and amortization	695	1,051
Fair value adjustment of warrants	-	21
Accrual of coupon interests and accreted principal	-	386
Amortization of deferred financing costs	-	401
Amortization of debt issuance costs	-	106
Noncontrolling interests	(5)	(22)
Forgiveness of payroll payables	(300)	-
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable	30	195
Other deposits and prepayments	(226)	(88)
Prepayment for office rent	50	10
Inventories	(1,717)	397
Restricted assets	7	-
Increase (decrease) in -	-	-
Accounts payable	(142)	(203)
Other payables and accruals	3,574	230
Taxes payable	18	(147)
Net cash provided by operating activities from continuing operations	1,173	115
Net cash provided by operating activities from discontinued operations	-	66
Net cash provided by operating activities	1,173	181

Cash flows from investing activities:
Purchases of property, machinery and mining assets	$(208)	$(31)
Net cash used in investing activities from continuing operations	(208)	(31)
Net cash used in investing activities	(208)	(31)
Cash flows from financing activities:
Due to related parties	$(14)	$(117)
Repayment at short-term bank loans	(731)	-
Proceeds from short-term bank loans	293	-
Net cash used in financing activities	(452)	(117)
Foreign currency translation adjustment	23	52

Net decrease in cash and cash equivalents	536	85

Cash and cash equivalents at the beginning of the period	333	205
Cash and cash equivalents at the end of the period	$869	$290

Non-cash investing and financing activities
Shares issued to employees as share based compensation	$753	-

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$74	$47
Cash paid for income tax	$-	$-